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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                   American Business Financial Services, Inc.
             Enters Into Joint Agreement With U.S. Attorney's Office

           Civil Inquiry Ends With Modification to Forbearance Policy
                          and an $80,000 Contribution

Philadelphia, PA...December 23, 2003...American Business Financial Services, Inc. ("ABFS", NASDAQ: ABFI) today announced that it entered into a Joint Agreement that ends a civil inquiry by the U.S. Attorney's office in Philadelphia which began seven months ago. The Joint Agreement will result in modifications to the Company's forbearance policy and an $80,000 contribution to one or more Housing and Urban Development (HUD) approved housing counseling organizations.

The civil inquiry was focused on the Company's policy of requiring a "deed in lieu of foreclosure" as part of forbearance arrangements with seriously delinquent customers, which represents a relatively small percentage of the Company's total loan servicing portfolio. Under the Joint Agreement entered into with the U.S. Attorney, the Company will no longer require deeds in lieu of foreclosure as part of its forbearance policy on loans where the real estate securing the loan is the borrower's primary residence. Additionally, the Company will return unrecorded deeds in lieu of foreclosure to existing consumers who provided them as part of forbearance arrangements.

As part of the Joint Agreement, and as a demonstration of the Company's commitment to fair lending practices, ABFI will make an $80,000 contribution over a 13-month period to one or more Housing and Urban Development (HUD) approved housing counseling organizations of the Company's choice that assists consumers in states where the Company makes loans.

According to ABFI Executive Vice President and General Counsel, Stephen M. Giroux, "Throughout our 16-year history, our business focus has always been to serve customers who have been denied access to traditional lenders, often because of illness, job loss or other events beyond their control that brought with them financial difficulty. We are proud to have helped thousands of consumers realize their American dream of home ownership. In helping those customers, we have been mindful of our obligations as a responsible lender to this underserved market. We believe the Joint Agreement is consistent with the Company's best practices treatment of our customers, and we are pleased to adopt these modifications to our forbearance policy and related agreements."

This agreement brings an end to the civil inquiry. Jeffrey M. Ruben, Executive Vice President of ABFI said, "We are obviously pleased to have this reputational issue resolved in a way that advances the interests of the Company's customers and its shareholders. We have since refocused our business toward the origination and sale of whole loans, rather than large publicly underwritten securitizations, but we believe this Joint Agreement will allow us to take advantage of market conditions for securitizations, consistent with our adjusted business model."

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American Business Financial Services, Inc. is a diversified financial services company operating predominantly in the eastern and central portions of the United States. The Company primarily originates, sells and services home equity and, subject to market conditions in the secondary loan market, business purpose loans through a combination of channels, including a national processing center located at its centralized operating office in Philadelphia, Pennsylvania, a regional sales office in West Hills, California, and a small processing center in Roseland, New Jersey. The Company also processes and purchases home equity loans from other financial institutions through its Bank Alliance Services program.

For further information, contact Stephen M. Giroux, Executive Vice President and General Counsel, 215-940-4537, or Keith Bratz, VP--Corporate Communications, 215-940-4525.

                                      # # #

Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause American Business Financial Services, Inc. and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, future residential real estate values, regulatory changes (legislative or otherwise) affecting the mortgage lending and real estate industries, regulatory investigations of lending practices, lending to credit-impaired borrowers, competition, demand for the Company's products, relationships with brokers, ability to obtain financing, loan prepayment rates, delinquency and default rates, access to securitization markets, changes in factors influencing or interruptions in securitization and whole loan sale markets, ability to successfully implement changes in business strategy, amount of debt outstanding, restrictive covenants in debt instruments and other risks identified in American Business Financial Services, Inc.'s Securities and Exchange Commission filings.